Calculation of Filing Fee Tables
S-8
Invitation Homes Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	19,733,516	$ 28.76	$ 567,535,920.16	0.0001381	$ 78,376.71
Total Offering Amounts:						$ 567,535,920.16		$ 78,376.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 78,376.71
Offering Note
[1]	Covers 19,733,516 shares of common stock, par value $0.01 per share, of Invitation Homes Inc. (the "common stock") consisting of (i) 18,793,516 shares of common stock authorized under the Invitation Homes Inc. 2026 Omnibus Incentive Plan (the "2026 Plan") (based on 17,500,000 newly authorized shares plus 1,293,516 shares that were available for issuance under the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the "2017 Plan") and became available for issuance under the 2026 Plan) and (ii) 940,000 shares of common stock that may become available for issuance as a result of outstanding awards under the 2026 Plan and the 2017 Plan that are cancelled, forfeited, terminated, settled in cash, or otherwise settled without delivery pursuant to the terms of the 2026 Plan. Additionally, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), also includes an indeterminate amount of additional Shares that may become issuable under the 2026 Plan to prevent dilution resulting from stock splits, stock dividends or other similar transactions. The amount of the registration fee is estimated, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act and is based on a price of $28.76 per share, which is the average of the high and low prices of the common stock as reported by The New York Stock Exchange on May 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources